                            REPUBLIC OF SOUTH AFRICA
                               COMPANIES ACT 1973
                                  (Section 64)

          Registrasienommer van Maatskappy/Registration No. of Company

                                 2000/009367/07

                            SERTIFIKAAT VAN INLYWING
                    van `n Maatskappy met `n aandelekapitaal

                          CERTIFICATE OF INCORPORATION
                       of a Company having a share capital

              Hierby word gesertifiseer dat/This is to certify that

                         EGOLI GAS (PROPRIETARY) LIMITED

vandag ingelyf is kragtens die Maatskappywet, 1973 (Wet 61 van 1973), en dat die
Maatskappy `n maatskappy is met `n aandelekapitaal.

was this day  incorporated  under the Companies Act, 1973 (Act 61 of 1973),  and that the Company is a company having a share capital.

Geteken en geseel te pretoria  ophede  die/Signed and sealed at Pretoria this 19 dag van/day of May Two thousand.

                             Registrateur van Maatskappye/Registrar of Companies

Seel van die Registrasiekantoor vir Maatskappye.
Seal of Companies Registration Office.
Hierdie  sertifikaat  is nie  geldig  nie,  tensy  geseel  deur die seel van die
Registrasiekantoor vir Maatskappye.
This  certificate  is not  valid  unless  sealed  by the  seal of the  Companies
Registration Office.